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                                                                 Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of Condor Technology Solutions, Inc. of our report dated January 13, 1997, on our audits of the consolidated financial statements of Federal Computer Corporation and Subsidiaries as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                              Coopers & Lybrand L.L.P.

Washington, D.C.
October 2, 1997